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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                       ---------------------------------

                                    FORM 8-K

                       ---------------------------------

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 16, 1998


                           PULITZER PUBLISHING COMPANY
                           ---------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                    1-9329                 430496290
      --------                    ------                 ---------
(State or other jurisdiction      (Commission            (IRS Employer
  of incorporation)               File Number)           Identification No.)




900 North Tucker Boulevard, St. Louis, Missouri                   63101
------------------------------------------------                  ------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (314) 340-8000



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On May 25, 1998, the Registrant entered into an agreement to combine its broadcasting business with Hearst-Argyle Television, Inc. ("Acquiror"). Prior to this proposed merger, and subject to certain conditions, the Registrant intends to spin-off its newspaper publishing and new media businesses to its stockholders (the "Spin-off"). Pursuant to the Agreement and Plan of Merger, dated as of May 25, 1998, among the Registrant, Pulitzer Inc., a wholly-owned subsidiary of the Registrant, and Acquiror, following the Spin-off, the Registrant expects to merge with and into Acquiror (the "Merger"). In connection with the Merger, the Registrant's stockholders will receive consideration in the form of $1.l5 billion of Acquiror's Series A Common Stock, subject to possible adjustment based upon the price of Acquiror's stock during a measurement period prior to the closing. In addition, Acquiror will assume approximately $700 million of the Registrant's debt that will be incurred prior to the Spin-off and Merger. The Spin-off and the Merger are collectively referred to as the "Transactions."

         The Registrant's obligation to consummate the Transactions is subject, among other things, to the receipt of various regulatory approvals, approval of the Charter Amendment (as defined below) by the stockholders of the Registrant and approval of the Merger by the stockholders of both the Registrant and the Acquiror. The Registrant has received a favorable letter ruling from the Internal Revenue Service confirming that the Spin-off will be tax-free to the Registrant's stockholders. Early termination of the initial waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 has also been granted. In addition, the Federal Communications Commission (the "FCC") has published notice of its grant of the application for the transfer of FCC licenses, including related waiver requests, from the Registrant to the Acquiror. The Registrant anticipates that its Special Stockholders Meeting (as defined below) will be held in January 1999 and that the Transactions will be completed shortly after the meeting.

         The terms of the Merger are more fully described in the Agreement and Plan of Merger filed as an exhibit to the Registrant's Report on Form 8-K filed on June 10, 1998.

         On October 22, 1998, the Registrant determined that a change in facts had occurred concerning a stockholder vote that is required to consummate the Spin-off and Merger. When the Registrant entered into the Merger Agreement on May 25, 1998, the principal stockholders of the Registrant controlled, and continue to control, that number of shares of Class B Common Stock sufficient to approve the Merger regardless of the vote of any other holders of the Registrant's Common Stock and Class B Common Stock. In addition, the principal stockholders of the Registrant entered into a voting agreement with Acquiror (the "Pulitzer Voting Agreement"), in which they agreed to direct the vote of all their shares in favor of the Merger and the transactions contemplated by it (including the Charter Amendment defined below). Consummation of the Merger is also conditioned upon the passage of an amendment to the Registrant's restated certificate of incorporation (the "Charter Amendment"), the approval of which requires the affirmative vote of the holders of a majority of


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 the outstanding shares of the Registrant's Common Stock and the Class B Common
Stock voting together as a single class and the vote of the holders of a majority of the outstanding shares of the Registrant's Common Stock voting as a separate class. On May 25, 1998, at the time of the execution and delivery of the Merger Agreement and the Pulitzer Voting Agreement, the principal stockholders of the Registrant had stated to the Company that they were committed to take such actions as they deemed necessary to effectuate the Transactions, including (i), on or before the record date for the Special Meeting of Stockholders of the Registrant (the "Special Stockholders Meeting") to be called for the purpose of voting upon the Merger and the Charter Amendment, the conversion of that number of their shares of Class B Common Stock into shares of Common Stock as would constitute a majority of the Registrant's then issued and outstanding shares of Common Stock and (ii) to vote those shares of Common Stock at the Special Stockholders Meeting in accordance with the provisions of the Pulitzer Voting Agreement. Based upon the facts that existed on May 25, 1998, and continued to exist through October 21, 1998, the Registrant determined that it was appropriate to report the Broadcasting Business as discontinued operations under Accounting Principles Board Opinion 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). As a result, the Registrant's financial statements included in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 presented the results of the Pulitzer Broadcasting Business as discontinued operations. In addition, the Registrant's financial statements for the years ended December 31, 1997, 1996 and 1995 and for the quarter ended March 31, 1998 were restated to reflect the Pulitzer Broadcasting Business as discontinued operations in the Registrant's Current Report on Form 8-K filed on September 4, 1998. On October 22, 1998, the principal stockholders advised the Registrant that they had not converted, and did not deem it necessary to convert on or before the record date for the Special Stockholders Meeting, that number of shares of the Registrant's Class B Common Stock as would constitute a majority of the then issued and outstanding shares of the Registrant's Common Stock. Accordingly, based upon this change in facts (i.e., even though the principal stockholders of the Registrant intend to vote all their shares in favor of the Charter Amendment upon which the Spin-off and Merger are conditioned, they alone will not be in a position at the Special Stockholders Meeting to approve the Charter Amendment), the Registrant determined that it would no longer be appropriate under APB 30 to report the Broadcasting Business as discontinued operations in the Registrant's consolidated financial statements. As a result, the Registrant's consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the interim periods ended March 31, 1998 and 1997 and June 30, 1998 and 1997 have been restated to reflect the Pulitzer Broadcasting Business as a part of continuing operations. These restated consolidated financial statements are included as exhibits to this Current Report on Form 8-K. (See the Exhibit Index that follows.) The Registrant's consolidated financial statements for the interim periods ended September 30, 1998 and 1997 have also been restated and are included in the Registrant's amended Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on December 16, 1998. Such restatement results in the reclassification of amounts related to the Broadcasting Business previously reflected as discontinued operations in the consolidated financial statements but does not change the Registrant's previously reported amounts for consolidated net income, total earnings per share and stockholders' equity.


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            In addition, the Pulitzer Broadcasting Company Financial Statements
for the years ended December 31, 1997, 1995 and 1996, originally filed on September 4, 1998 in the Registrant's Current Report on Form 8-K, have been updated to include additional accounting policy disclosures as requested by the Securities and Exchange Commission in their letter dated October 29, 1998 addressed to Hearst-Argyle Television, Inc. Finally, interim unaudited financial statements for the nine-month periods ended September 30, 1998 and 1997 for Pulitzer Broadcasting Company have been prepared and filed for the first time in this Form 8-K. (See the Exhibit Index which follows.)

         Included with the financial statements filed as Exhibits hereto are the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" which have been updated as necessary.







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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)      Exhibits

         See Exhibit Index for a list of exhibits.

                All other Items of this report are inapplicable.



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PULITZER PUBLISHING COMPANY

Date:  December 16, 1998                         By:/s/ RONALD H. RIDGWAY
                                                 ------------------------
                                                 Name:  Ronald H. Ridgway
                                                 Title: Senior Vice President-
                                                        Finance







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                                  EXHIBIT INDEX
                                  -------------

 27-1     Restated Financial Data Schedules for the Years Ended
            December 31, 1997, 1996 and 1995

 27-2     Restated Financial Data Schedules for the Three-Month
            Periods Ended March 31, 1998 and 1997

 27-3     Restated Financial Data Schedules for the Six-Month
            Periods Ended June 30, 1998 and 1997

 99-1     Pulitzer Publishing Company Restated Consolidated Financial
            Statements for the Years Ended December 31, 1997, 1996 and 1995

 99-2     Pulitzer Publishing Company Restated Consolidated Financial
            Statements for the Three-Month Periods Ended March 31, 1998 and 1997

 99-3     Pulitzer Publishing Company Restated Consolidated Financial
            Statements for the Six-Month Periods Ended June 30, 1998 and 1997

 99-4     Pulitzer Broadcasting Company and Subsidiaries Consolidated
            Financial Statements for the Years Ended December 31, 1997, 1996 and 1995 and for the Six-Month Periods Ended June 30, 1998 and 1997

 99-5     Pulitzer Broadcasting Company and Subsidiaries Consolidated Financial
            Statements for the Nine-Month Periods Ended September 30, 1998
            and 1997






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